EXHIBIT 10.14

SECOND AMENDMENT

TO

STOCKHOLDERS AGREEMENT

THIS SECOND AMENDMENT TO STOCKHOLDERS AGREEMENT (the “Second Amendment”) dated as of January 1, 2003, is entered into among QC Holdings, Inc., a Kansas corporation (the “Company”), and each of the existing Stockholders of the Company listed on the signature pages hereto.

WITNESSETH

WHEREAS, the Company and the Stockholders have previously entered into a Stockholders Agreement, dated as of October 16, 1999 (the “Original Agreement”), which was amended by letter agreement dated January 19, 2000 (the “First Amendment”); and

WHEREAS, the Company and the Stockholders desire to further amend the Original Agreement and to supersede in its entirety the First Amendment.

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the receipt and sufficiency of which are acknowledged, the Company and the Stockholders agree as follows:

1. Definitions. The Original Agreement, as amended by the First Amendment and as hereby and hereafter supplemented or amended, is referred to as the “Agreement.” All other capitalized terms used herein and not otherwise defined have the meanings assigned to them in the Original Agreement.

2. Restatement of Article 6. Article 6 of the Original Agreement, as amended by the First Amendment, is hereby supplemented and amended to read in its entirety as follows:

6. Stock Purchase Obligation

6.1 Key Man Insurance. The Company presently maintains key man insurance on Don Early in the amount of $15,000,000 and Gregory L. Smith in the amount of $2,000,000. The Company is the owner of the policies and is entitled to all proceeds thereunder. The Company agrees to keep the foregoing insurance policies in force (or similar insurance policies with aggregate insurance coverages on the lives of Don Early and Gregory L. Smith in amounts not less than $15,0000,000 and $2,000,000, respectively) and to pay timely all premiums thereon.

6.2 Purchase Obligation. (a) Upon the death of Don Early, the Company will purchase from Don Early’s estate, and Don Early’s estate shall sell to the Company, that number of Shares as equals $15,000,000 divided by a per Share price of $26.50.

(b) Upon the death of Gregory L. Smith, the Company will purchase from Gregory L. Smith’s estate, and Gregory L. Smith’s estate shall sell to the Company, that number of Shares as equals $2,000,000 divided by a per Share price of $26.50.

(c) The purchase price per Share for any Shares purchased in accordance with this Article 6 will be adjusted from time to time to equal to the most recent price at which the Company has issued any Shares of Common Stock in any arms-length transaction prior to the date of death of Don Early or Gregory L. Smith, as applicable.

(d) The Company’s shall repurchase Shares from the estate of Don Early or Gregory L. Smith as soon as practicable after the date of death and in any event within five business days after receipt of any life insurance proceeds from policies maintained in accordance with Section 6.1.

(e) Each of Don Early and Gregory L. Smith agrees for himself, his heirs, estate and assigns to sell the number of Shares specified above to the Company upon his death.

6.3 Limitations Under Credit Agreements. The obligation of the Company to repurchase any Shares from the estate of Don Early or Gregory L. Smith is subject to any limitations thereon under any credit or financing agreements to which the Company is a party. The Company, Early and Smith acknowledge that as of the date hereof, the Company’s senior credit agreement restricts the purchase of Shares by the Company. The Company will use its reasonable efforts to obtain any bank consents or waivers necessary under any credit agreement then in effect to permit the Company to fulfill its obligations under this Article 6 to the fullest extent possible upon the death of either Don Early or Gregory L. Smith. If the Company’s senior credit facilities do not permit the Company to purchase all of the Shares specified in Section 6.2 to be repurchased from Don Early or Gregory L. Smith, as applicable, the Company will purchase the maximum number of Shares permitted under the senior credit facilities, at the per Share price required under Section 6.2.

3. Notices. The notice address for the Company in Article 8 of the Original Agreement is updated to read as follows:

QC Holdings, Inc.

2812 West 47th Street

Kansas City, Kansas 66103

Attn: Don A. Early

Telephone No.: (913) 439-1100

Facsimile No.:: (913) 439-1170

with a copy to:

Gilmore & Bell, P.C.

2405 Grand Blvd., Suite 1100

Kansas City, Missouri 64108

Attn: Richard M. Wright, Jr., Esq.

Telephone No.: (816) 221-1000

Facsimile No.: (816) 221-1018

4. Entire Agreement. Except as expressly set forth above, the terms of the Original Agreement remain in full force and effect. The First Amendment is superseded in its entirety by this Second Amendment. The Original Agreement, as hereby supplemented and amended, constitutes the entire agreement among the Company and the Stockholders with respect to the subject matters of the Agreement and supercedes all prior agreements, oral or written, including any prior agreements with respect to any subsidiaries of the Company.

[Remainder of Page Intentionally Left Blank]

STOCKHOLDERS AGREEMENT SIGNATURE PAGE

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed effective as of the date first above written.

/s/ Don Early		/s/ Richard M. Wright, Jr.
DON EARLY		RICHARD M. WRIGHT, JR.

/s/ Brian Elvin
/s/ Gregory L. Smith		R. BRIAN ELVIN
GREGORY L. SMITH
/s/ Cathy S. Tharp
CATHY S. THARP
/s/ Mary Lou Andersen
MARY LOU ANDERSEN		DARIN SCOTT SMITH IRREVOCABLE TRUST, dated February 7, 2000
CAHILL, WARNOCK STRATEGIC PARTNERS FUND, L.P.
By:	CAHILL WARNOCK STRATEGIC	By:	/s/ Darin Scott Smith
	PARTNERS, L.P.,	Name:	Darin Scott Smith, as Co-Trustee
its General Partner

By:	/s/ David L. Warnock	KENTON TODD SMITH IRREVOCABLE
Name:	David L. Warnock	TRUST, dated February 7, 200_
Title:	a General Partner

STRATEGIC ASSOCIATES, L.P.		By:	/s/ Darin Scott Smith
By:	CAHILL, WARNOCK & COMPANY, LLC,	Name:	Darin Scott Smith, as Co-Trustee
its General Partner

By:	/s/ David L. Warnock	TAMARA LYNNE SMITH DANIELS
Name:	David L. Warnock	IRREVOCABLE TRUST, dated February 7, 2000
Title:	Managing Member

JR SEWARD REVOCABLE LIVING TRUST
		By:	/s/ Darin Scott Smith
		Name:	Darin Scott Smith, as Co-Trustee
By:	/s/ James R. Seward
James R. Seward, Trustee
SMITH-FRIES EDUCATION TRUST, dated
/s/ Darrin J. Andersen		February 7, 2000
DARRIN J. ANDERSEN

		By:	/s/ Darin Scott Smith
		Name:	Darin Scott Smith, as Co-Trustee

Stockholders Agreement Signature Page

Second Amendment dated as of January 1, 2003